Exhibit 99.1
CONTACT: JOSEPH MACNOW
                     (201) 587-1000
210 Route 4 East
Paramus, NJ 07652
FOR IMMEDIATE RELEASE – August 4, 2005
VORNADO REALTY TRUST PRICES OFFERING OF
9.0 MILLION COMMON SHARES
          PARAMUS, NEW JERSEY....VORNADO REALTY TRUST (NYSE:VNO) announced that it sold in a public offering 9,000,000 common shares at $86.75 per share. Citigroup Global Capital Markets, Inc., is the sole underwriter. In addition, Vornado has granted Citigroup an option for 30 days to purchase up to an additional 1,350,000 common shares to cover over-allotments.
          Copies of the prospectus supplement and prospectus relating to this offering of common shares may be obtained from Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, telephone (718) 765-6732.
          This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification.
          Vornado Realty Trust is a fully-integrated equity real estate investment trust.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are based on the current intent and expectations of the management of Vornado Realty Trust of future performance, and involve risks and uncertainties that are difficult to predict. Vornado Realty Trust’s actual results and the outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Vornado Realty Trust’s public filings with the Securities and Exchange Commission.

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